Exhibit 99.2

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Announces Annual Shareholder Meeting

Virginia Beach, VA – June 4, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), today announced that its annual shareholder meeting will occur on June 11, 2014. The annual meeting will be held at 9:30 a.m. local time at the Cavalier Golf & Yacht Club, 1052 Cardinal Road, The Cavalier Room, in Virginia Beach, Virginia. Shareholders of record as of close of business on April 14, 2014 are entitled to vote at the annual meeting.

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

CONTACT:	-OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Terry Downs
Corporate Secretary		Associate
(757) 627-9088 / robin@whlr.us		(212) 836-9615 / tdowns@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com